EXHIBIT 10.5

Environmental Indemnification and Release Agreement

This Environmental Indemnification and Release Agreement (this “Agreement”) is made as of the 23rd day of December 2013, by and among IREIT OLIVE BRANCH WEDGEWOOD, L.L.C., a Delaware limited liability company (“Borrower”) and INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation qualified as a real estate investment trust (“Guarantor”; together with the Borrower, jointly and severally or, the “Obligor”) and Bank of America, N.A., a national banking association (together with its successors and assigns, “Lender”).

Recitals

Borrower has requested that Lender make a loan (the “Loan”) to Borrower evidenced by a Promissory Note of even date herewith made by Borrower payable to the order of Lender in the principal face amount of Sixteen Million Nine Hundred Thousand and No/100 Dollars ($16,900,000.00), which Loan is secured by a Deed of Trust, Assignment, Security Agreement and Fixture Filing (as the same may be from time to time amended, restated, supplemented, extended or otherwise modified, the “Mortgage”) of even date herewith conveying and encumbering certain real and personal property as therein described (collectively, the “Property”), including the land described in Exhibit A which is attached hereto and made a part hereof. Guarantor has conditionally guaranteed the obligations of the Borrower with respect to the Loan pursuant to the terms of that certain Guaranty Agreement dated as of the date hereof (as the same may be from time to time amended, restated, supplemented, extended or otherwise modified, the “Guaranty”). As a condition precedent to making the Loan, Lender has required that Obligor execute and deliver this Agreement to Lender. The term “Loan Documents” is used herein as defined in the Mortgage.

Agreements

Section 1 Definitions.

As used in this Agreement, the terms defined in the Preamble and in the Recitals hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

“Acceptable ESA” means an environmental site assessment and compliance audit with respect to the entirety of the Property, performed to the reasonable satisfaction of Lender, in accordance with good environmental engineering practices and by a consulting firm reasonably acceptable to Lender, and showing, in a manner reasonably satisfactory to Lender, no violations of any Environmental Requirements with respect to the Property as of a date which is following the Transition Date.

“At” or “at,” when used with respect to the Property or any property adjacent to the Property, means “on, at, in, under, above or about.”

“Environmental Claim” means any complaint, action, notice, order, claim, investigation, judicial or administrative proceeding or action, or other similar claims or communications from any Person (defined below) involving or alleging any non-compliance with any Environmental Requirement (defined below) or the existence of any unsafe or hazardous condition resulting from or related to the Release (defined below) of any Hazardous Material (defined below).

“Environmental Law” means any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, principles of common law, judgments, permits, licenses or other determinations of any judicial or regulatory authority, now or hereafter in effect, imposing liability, establishing standards of conduct or otherwise relating to protection of the environment (including natural resources, surface water, groundwater, soils, and indoor and ambient air), health and safety, land use matters or the presence, generation, treatment, storage, disposal, Release or threatened Release, transport or handling of any Hazardous Material.

“Environmental Requirement” means any Environmental Law, or any other applicable agreement or restriction (including any condition or requirement imposed by any third party or insurance or surety company), now or hereafter in effect, which relates to any matters addressed by any Environmental Law, Hazardous Material, or the prevention of any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material.

“Hazardous Material” means any substance, material, element, compound, waste or chemical, whether solid, liquid or gaseous, which is defined, listed, classified or otherwise regulated in any way under any Environmental Laws, or any other such substances or conditions (including mold and other mycotoxins or fungi) which may create any unsafe or hazardous condition or pose any threat to health and safety.

“Indemnified Party” means and includes Lender, any Persons owned or controlled by, owning or controlling, or under common control or affiliated with Lender, any participants in the Loan, the directors, officers, partners, employees and agents of Lender and/or such Persons, and the successors and assigns of each of the foregoing Persons.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any governmental authority or any other entity.

“Release” means the presence of or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, drums, tanks, and other similar containers, containing any Hazardous Material) into the indoor or outdoor environment.

“Transition Date” means the earlier of the following dates: (a) the date on which the indebtedness and obligations secured by the Mortgage have been paid, performed and finally discharged in full (without possibility for disgorgement), and the Mortgage has been released or satisfied; (b) Lender enters onto and obtains exclusive control of the Property; or (c) the date on which the lien of the Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by Lender or any other purchaser or grantee free of occupancy and claims to occupancy by Borrower and its heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Transition Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

Section 2 Representations and Warranties.

Except as explicitly set forth in Exhibit B which is attached hereto and made a part hereof, Obligor hereby represents and warrants to, and covenants with, Lender as of the date hereof, without regard to whether Lender has or hereafter obtains any knowledge or information related to these matters, as follows:

(a) Use of the Property. During the period of Borrower’s ownership or operation of the Property, and, to the best of Obligor’s knowledge, during the period prior to Borrower’s ownership or operation of the Property, (i) the Property has not been used as a treatment, storage or disposal site for any Hazardous Material, for any other waste disposal activities, for industrial or manufacturing purposes or for any other use which could give rise to the Release of any Hazardous Material at the Property or which could create any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material, and to the best of Obligor’s knowledge, no such use on any adjacent property has occurred at any time prior to the date hereof; (ii) there has been no Release at or from the Property or, to Obligor’s knowledge, at or from any disposal or treatment facility which received Hazardous Materials generated by Borrower or at the Property; and (iii) no active, inactive or abandoned under-ground or above-ground storage tanks or similar containers, or any groundwater or monitoring wells of any kind, are or have been located at the Property.

(b) Environmental Claims. No Environmental Claim has been asserted against Borrower or with respect to the Property. Obligor does not have knowledge of any threatened or pending Environmental Claim against Borrower, the Property or any facility that may have received Hazardous Material generated by Borrower or at the. To Obligor’s knowledge, no Environmental Claim has been filed against any adjacent property.

(c) Compliance with Laws. During the period of Borrower’s ownership or operation of the Property, and, to the Obligor’s knowledge, during the period prior to Borrower’s ownership or operation of the Property, the past and present conditions, uses and activities at the Property have complied with all Environmental Requirements. Borrower holds and has held all licenses, permits and approvals required by any governmental authority under any Environmental Requirement in connection with the ownership or operation of the business at the Property and has timely prepared, submitted and made all filings, reports, plans and notifications required under any Environmental Requirement. Obligor has furnished to Lender a copy of all reports, permits, assessments, investigations, correspondence and other documents and information in Obligor’s possession which relate to environmental conditions at the Property and any other matters addressed by or relating to compliance with any Environmental Requirement.

(d) Environmental Insurance. Borrower has never applied for and been denied environmental impairment liability insurance coverage relating to the Property. Obligor has furnished to Lender a copy of all such environmental insurance policies, and all applications (whether denied, accepted or pending), related to Borrower or the Property. At Lender’s request, Borrower shall cause Lender to be named as an additional insured on any such policy currently in effect.

Section 3 Covenants and Agreements.

(a) Compliance with Environmental Requirements. Obligor will not cause, commit, permit or allow to continue: (i) any non-compliance with any Environmental Requirement by Borrower, any tenant or any other Person, by or with respect to the Property or any use of or condition or activity at the Property; (ii) the generation, storage or use of any Hazardous Material at the Property, except for Hazardous Materials that are commonly legally used, stored or generated (and in such amounts commonly legally used, stored or generated) as a consequence of using the Property for its permitted business purposes, but only so long as the use, storage or generation of such Hazardous Materials is in full compliance with all Environmental Requirements; (iii) the treatment, disposal or unauthorized Release of any Hazardous Material at the Property in any manner; (iv) the installation of any above-ground or below-ground storage tanks or other containers containing Hazardous Materials at the Property; (v) any other activity which could create any unsafe or hazardous condition resulting from or related to Hazardous Materials at the Property; or (vi) the attachment of any environmental lien to the Property. Obligor acknowledges that Hazardous Materials may permanently and materially impair the value and use of the Property and shall perform all actions necessary to protect the fair market value of the Property from impairment as a result of Hazardous Materials.

(b) Notice to Lender. If, at any time, Obligor becomes aware, or has cause to believe, that any Release or threatened Release of any Hazardous Material has occurred or will occur at the Property, or if Obligor identifies or otherwise becomes aware of any noncompliance or alleged non-compliance with any Environmental Requirement by Borrower or at the Property, any threatened or pending Environmental Claim related to the Property or any event or condition which could result in an Environmental Claim, Obligor shall notify Lender immediately in writing of such circumstance and shall include a full description of all relevant information. Obligor shall, upon receipt, promptly deliver to Lender a copy of any report, audit, summary or investigation, of any kind or character, whether prepared by or on behalf of Obligor or by any other Person, related to environmental conditions at the Property or the compliance status of the Property with respect to any Environmental Requirement.

(c) Site Assessments and Information. If Lender shall ever have reasonable reason to believe that any Release or threatened Release of a Hazardous Material or any non-compliance with any Environmental Requirement has occurred with respect to the Property, or if any Environmental Claim is made or threatened with respect to the Property, or if an Event of Default (as defined in the Mortgage) occurs, or following the completion of any corrective action pursuant to Subsection (d) of Section 3, Borrower shall, within thirty (30) days of written request by Lender and at Borrower’s expense, provide to Lender an environmental site assessment and compliance audit of the Property which addresses such conditions. Such environmental site assessment and compliance audit shall be performed to the reasonable satisfaction of Lender, in accordance with good environmental engineering practices and by a consulting firm reasonably acceptable to Lender. Each report shall be addressed to Lender. A copy of each report and all supporting documents shall be promptly furnished to Lender.

(d) Response to Releases, Non-Compliance and Environmental Claims. Borrower shall, in compliance with all Environmental Requirements, promptly undertake and complete (subject to force majeure) any and all investigations, testing, abatement, clean up, remediation, response or other corrective action necessary or recommended to: (i) remove, remediate, clean up or abate any Release or threatened Release of any Hazardous Material at or from the Property; (ii) correct any non-compliance with any Environmental Requirement by Borrower or at the Property; (iii) address any unsafe or hazardous condition at the Property resulting from or related to any Hazardous Material; or (iv) make an appropriate response to any threatened or pending Environmental Claim related to Borrower or the Property. Any report or other document prepared in response to any of these events shall be addressed to Lender. A copy of any such report or other document (and all supporting documents) shall be promptly furnished to Lender. If requested by Lender, Borrower shall provide to Lender, within thirty (30) days of Lender’s request, a bond, letter of credit or other financial assurance evidencing to Lender’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the required actions and to discharge any liens established against the Property.

(e) Lender’s Rights. Subject to the rights of tenants under valid leases, Lender shall have the right, but not the obligation, without limitation of Lender’s rights under the other Loan Documents, and at Obligor’s sole risk and expense, to enter onto the Property and/or to take, or cause to be taken, such actions as Lender deems necessary or advisable to investigate, clean up, remediate or otherwise respond to, address or correct any of the issues addressed in this Agreement. Obligor shall reimburse Lender on demand for the costs of any such action. Lender agrees, however, that, except in the case of an emergency, Lender will take such action only after written notice to Obligor of the circumstances and the failure by Borrower, within a reasonable period of time following receipt of such notice, to commence or diligently pursue to completion the appropriate corrective action. Lender owes no duty of care to protect Obligor or any other Person against, or to inform Obligor or any other Person of, any Hazardous Material or other environmental condition affecting the Property.

Section 4 Indemnification.

(a) Indemnified Matters. Obligor hereby agrees to protect, indemnify, defend, release and hold each Indemnified Party harmless from and against, and reimburse each Indemnified Party on demand for, any and all losses, costs, liabilities (including strict liabilities), claims (including Environmental Claims), damages, expenses (including reasonable attorneys’ fees incurred in connection with enforcing this provision), penalties or fines of any kind whatsoever paid, incurred or suffered by, or asserted against, any Indemnified Party by any Person in connection with, arising out of or resulting in any way whatsoever from:

(i) the presence, Release or threatened Release of any Hazardous Material at or from the Property, on or before the Transition Date; or

(ii) the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any act, omission, event or condition existing or occurring on or before the Transition Date; or

(iii) any violation or potential violation, on or before the Transition Date, of any Environmental Requirement in effect on or before the Transition Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

(iv) any Environmental Claim related to any, act, omission, event or condition existing or occurring in connection with the use or occupancy of the Property at any time on or before the Transition Date; or

(v) the filing or imposition of any environmental lien against the Property;

and regardless of whether any matter set forth in the foregoing Subsections (i) through (v) was caused by any Obligor, a prior owner of the Property, or any other Person whatsoever. Such indemnity shall not apply, however, to a particular Indemnified Party to the extent that the subject of the indemnification is or was caused by or arises out of the sole or gross negligence or willful misconduct of that particular Indemnified Party.

(b) Defense of Claims. Upon demand by an Indemnified Party, Obligor shall diligently defend any Environmental Claim which relates to the Property or is threatened or commenced against such Indemnified Party, all at Obligor’s own cost and expense and by counsel to be approved by Lender in the exercise of its reasonable judgment. In the alternative, Lender may elect, at any time and for any reason, to conduct its own defense through counsel selected by Lender and at the sole cost and expense of Obligor.

Section 5 Release.

Obligor hereby releases and forever discharges, and covenants not to sue, each Indemnified Party from any and all claims, injuries, demands, costs, penalties, attorneys’ fees, costs of litigation and causes of action of any kind whatsoever, now or hereafter in existence, known or unknown, which Obligor may have against any Indemnified Party and which are related to events, omissions or circumstances arising from or related to the Property or matters addressed in this Agreement, including any actions taken pursuant to Subsection (e) of Section 3 or any events described in Subsection (a) of Section 4. The release set forth in this Section 5 shall not apply, however, to a particular Indemnified Party to the extent that the subject of the release is or was caused by or arises out of the sole or gross negligence or willful misconduct of that particular Indemnified Party.

Section 6 Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt; provided that service of a notice or communication required by any applicable statute shall be considered complete when the requirements of that statute are met. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 7 Miscellaneous.

(a) Consideration. Obligor acknowledges that Lender has relied and will rely on the representations, warranties, covenants and agreements herein in closing and funding the Loan and that the execution and delivery of this Agreement is an essential condition but for which Lender would not close or fund the Loan.

(b) Survival. The representations, warranties, covenants and agreements in this Agreement shall be binding upon each Obligor and their respective successors, assigns and legal representatives and shall inure to the benefit of Lender and its successors, assigns and legal representatives and participants in the Loan; and shall not terminate on the Transition Date or upon the release, foreclosure or other termination of the Mortgage, but will survive the Transition Date, the payment in full of the indebtedness secured by the Mortgage, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the release or termination of the Mortgage and any or all of the other Loan Documents, any investigation by or on behalf of Lender, any bankruptcy or other debtor relief proceeding, or any other event whatsoever; provided, however, that, notwithstanding the foregoing, to the extent Obligors cause to be delivered to Lender, following the Transition Date, an Acceptable ESA, no additional claims may be made by Lender (or any party acting through Lender’s rights hereunder) pursuant to the terms of this Agreement and this Agreement shall be deemed terminated with respect to any such additional claims as of the date which is the later of (i) two (2) years following the Transition Date and (ii) the date on which such Acceptable ESA is received and reviewed by Lender.

(c) Rights Cumulative. Lender’s rights under this Agreement shall be in addition to all rights of Lender under the other Loan Documents or at law or in equity, and payments by Obligor under this Agreement shall not reduce any Obligor‘s obligations and liabilities under any of the other Loan Documents. The liability of Obligor or any other Person under this Agreement shall not be limited or impaired in any way by any provision in the other Loan Documents or applicable law limiting Obligor’s or such other Person’s liability or Lender’s recourse or rights to a deficiency judgment. The liability of such other Person, if applicable, under this Agreement shall not be limited or impaired in any way by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Loan Documents, such other Person’s liability hereunder being direct and primary and not as a guarantor or surety.

(d) Rights Under Environmental Requirements. Nothing in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Lender or any other Indemnified Party against Obligor or any other Person under any Environmental Requirement or otherwise at law or in equity, including any rights of contribution or indemnification.

(e) No Waiver. No delay or omission by Lender to exercise any right under this Agreement shall impair any such right nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

(f) Invalid Provisions. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

(g) Construction. Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate. The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

(h) Applicable Law; Forum. This Agreement is performable in Charlotte, North Carolina, and the laws of the State of North Carolina and applicable United States federal law shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof. Obligor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court, sitting in the State of North Carolina and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Loan. Obligor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Obligor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Obligor hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state(s) specified above may be made by certified or registered mail, return receipt requested, directed to Obligor at the address for notice to Obligor stated below, or at a subsequent address of which Lender received actual notice from Obligor in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Obligor in any other court or jurisdiction.

(i) Modification. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

Section 8 Right of Setoff.

Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property (in all cases relating to the Property or the Loan), now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Bank of America Corporation and its successors and/or assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral security for the Loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN WHICH IS EVIDENCED BY THE NOTE PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE OBLIGORS OR ANY OBLIGORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 9 Intentionally Omitted.

Section 10 Additional Obligor Representations and Covenants.

As of the date hereof, each Obligor represents and covenants to the Lender that:

(a) it is duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this Agreement; and it will preserve and maintain such legal existence and good standing;

(b) except as disclosed in the Guarantor’s 10-Q filings (as applicable), there are no actions, suits or proceedings pending or, to its actual knowledge, threatened in writing against or affecting Obligor, at law, in equity or before or by any governmental authorities except actions, suits or proceedings which are fully covered by insurance or have been disclosed in writing to you or would, if adversely determined, not be likely to have a material adverse effect on Obligor’s ability to perform its obligations hereunder; Obligor is not in material default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities;

(c) the consummation of the transactions contemplated hereby and the performance of this Agreement have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which it is a party or by which it may be bound or affected; and

(d) to its knowledge, it is in compliance with, and the transactions contemplated by this Agreement do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, "Laws") presently in effect having applicability to it; and it will comply promptly with all Laws now or hereafter in effect having applicability to it, the violation of which would have a material adverse effect on the Obligor’s ability to perform its obligations hereunder.

Section 11 Entire Agreement; Counterparts; Construction.

This Agreement embodies the entire agreement between Lender and Obligor with respect to the environmental indemnification by Obligor. This Agreement supersedes all prior agreements and understandings, if any, with respect to this environmental indemnification by Obligor. This Agreement shall be effective upon execution by Obligor and delivery to Lender. This Agreement may not be modified, amended or superseded except in a writing signed by Lender and Obligor referencing this Agreement by its date and specifically identifying the portions that are to be modified, amended or superseded. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. As used herein, the words "include" and "including" shall be interpreted as if followed by the words "without limitation."

Section 12 Arbitration.

Any controversy, claim or dispute between or among the parties hereto shall be subject to the provisions of Section 8.16 of the Loan Agreement.

Section 13 No Limitation of Liability.

The liability of the Obligor hereunder shall in no way be limited or impaired by, and Obligor hereby consents to and agrees to be bound by (a) any amendment or modification of the Loan Documents; (b) any extensions of time for performance required by any of the Loan Documents, including, but not limited to, any extension of the maturity date of any promissory note; (c) any sale (in full or any interest therein), assignment or foreclosure pursuant to the Loan Documents or any sale or transfer of all or any part of the Property; (d) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to the Property or to any other security, or limiting Lender's rights to a deficiency judgment against Obligor; (e) the accuracy or inaccuracy of the representations and warranties made by Obligor or any guarantor under the Loan Documents; (f) the release of Obligor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, your voluntary act, or otherwise; (g) the release or substitution, in whole or in part, of any security for the note or other evidence of debt issued pursuant to the Loan Documents, (h) failure to record or file any of the Loan Documents (or improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the note or other evidence of indebtedness under the Loan Documents (i) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents; and in any of such cases, whether with or without notice to Obligor and with or without consideration.

Section 14 Continuation of Indemnity.

This Agreement shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations indemnified against hereby is rescinded or otherwise must be restored or returned by Lender (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Obligor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Obligor or any other person or for a substantial part of Obligor’s, any of the undersigned’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made. Obligor further agrees that in the event any such payment is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, legal fees and expenses) incurred by (you) or on (your) behalf in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement which are covered by each of the undersigned’s indemnification obligations under this Agreement.

Section 15 Waiver.

Obligor (a) waives any right or claim of right to cause a marshalling of assets or to cause you to proceed against any of the security for the Loan Documents before proceeding under this Agreement against the Borrower or Gaurantor in any particular order; (b) agrees that any payments required to be made hereunder shall become due on demand; and (c) waives and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed under seal as of the date first written above.

BORROWER:

IREIT OLIVE BRANCH WEDGEWOOD, L.L.C., a Delaware limited liability company

By: Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

By:        /s/ David Z. Lichterman

Name:    David Z. Lichterman

Its:         Treasurer and Chief Accounting Officer

                                       [SEAL]

Borrower’s Address:

c/o Inland Real Estate Income Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: President

Fax – 630-368-2218

Copy to :

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: General Counsel

Fax – 630-218-4900

GUARANTOR:

INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation qualified as a real estate investment trust

By:        /s/ David Z. Lichterman

Name:    David Z. Lichterman

Its:         Treasurer and Chief Accounting Officer

                   [SEAL]

Guarantor’s Address:

2901 Butterfield Road

Oak Brook, IL 60523

Attn: President

Fax: 630-368-2218

Copy to :

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: General Counsel

Fax – 630-218-4900

LENDER:

BANK OF AMERICA, N.A.

By:         /s/ Patricia Gardenhire

Name:    Patricia Gardenhire

Title:      Vice President

[SEAL]

Address of Lender:

Bank of America, N.A.

Commercial Real Estate Banking

100 North Tryon Street

NC1-007-11-15

Charlotte, NC 28255

(Attn: Real Estate Loan Administration)

EXHIBIT A

(Description of Land)

Land situated in DeSoto County, Mississippi:

PARCEL 1, Lot 2:

Being located in the Southwest Quarter of section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being Lot 2 of Wedgewood Commons as recorded in Plat Book 97, Page 24 at the Chancery Clerk's Office of said County and being more particularly described as Follows:

Commencing at the southwest comer of Section 25, Township 1 South, Range 7 West, said point being the intersection of the old centerline of Goodman Road (Hwy. #302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-Of-Way Plat, Federal Aid Project Number 19-0021-01018-10; thence N21 °36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest corner of Lot 1 of Wedgewood Commons (Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies); thence S63°14'15" E a distance of 196.00 feet to a point in the north right-of-way line of Goodman Road (Hwy. #302) (public R.O.W. varies); thence with said north right-of-way line, S89°57'21" E a distance of 65.14 feet to a point at the southeast comer of said Lot 1; thence with the east line of said Lot 1, N00°04'06" E a distance of 77 .09 feet to a set 1/2" rebar (with I.D. Cap stamped "Reaves Firm" and typical of all rebar referred to herein as set) for the Point Of Beginning; thence continuing with said East line of Lot 1, N00°04'06" E a distance of 227.95 feet to a found iron pipe at the northeast corner of said Lot 1, said point being in the south line of Lot 4 of Wedgewood Commons (Plat Book 104, Page 43); thence with said south line of Lot 4, N89°36'51" E a distance of 363.48 feet to a set 1/2" rebar; thence S45°23'09" E a distance of 48.89 feet to a set 1/2" rebar in a west line of said Lot 4; thence with the said west line of Lot 4, S00°23'09" E a distance of 193.3 7 feet to a set 1/2" rebar in a north line of said Lot 4; thence with said north line of Lot 4, S89°36'50' W a distance of 399.86 feet to the Point of Beginning.

PARCEL 2, Lot 3:

Being located in the southwest quarter of Section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being a portion of the GPHI, LLC property as recorded in Book 471, Page 696 at the Chancery Clerk's Office of said County and being further referenced as Lot 3 of Wedgewood Commons Development as recorded in Plat Book 104, Page 41, at said Chancer Clerk's Office and being more particularly described as follows:

Commencing at the southwest comer of Section 25, township I South, Range 7 west, said point being the intersection of the old centerline of Goodman Road (Hwy. #302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-Of-Way Plat, Federal Aid Project Number 19- 0021-01-018-10; thence N21°36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest comer of Lot 1 of Wedgewood Commons(Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies); thence S63°14'15" E a distance of 196.00 feet to a point in the north right-of-way line of Goodman Road (Hwy. #302) (public R.O.W. varies); thence with said north right-of-way line, S89°57'21" E a Distance of 167.79 feet to a found right-of-way monument; thence a distance of 305.38 feet to a found right-of-way monument; thence S80°39'05" E a distance of 28.74 feet to a set 1/2" rebar (with I.D. Cap stamped "Reaves Firm" and typical of all rebar referred to herein as set) at ta southeast comer of Lot 5 of Wedgewood Commons (Plat Book 104, Page 45) and being the Point of Beginning; thence with an east line of said Lot 5, N00°23'09" W a distance of 301.19 feet to a set 1/2" rebar; thence N42°49'OO" E a distance of 40.47 feet to a set 1/2" Rebar in a south line of said Lot 5; thence with said south line of Lot 5 N00°00'00" E a distance of 289.29 feet to a set 1/2" rebar; thence S42°49'00" E a distance of 39.32 feet to a set rebar; thence with an east line of said Lot 5 S00°00’00" E a distance of 342.65 feet to a set 1/2" rebar in the said north right-of-way line of Goodman Road; thence with said north right-of-way line of Goodman Road, N85°26'59" W a distance of l83.93 feet to a found right-of-way monument thence N80°39'05" W a distance of 160.27 feet to the Point of Beginning.

EXHIBIT A

PARCEL 3, Lot 4

Being located in the southwest quarter of Section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being the GPHI, LLC property as recorded in Book 471, Page 696 and the GPHI, LLC property as recorded in Book 471, Page 708 at the Chancery Clerk's Office of said County and being further referenced as Lot 4 of Wedgewood Commons Development as recorded in Plat Book 104, Page 43 of said Chancery Clerk's Office and being more particularly described as follows:

Commencing at the southwest corner of Section 25, Township 1 South, Range 7 West, said point being the intersection of the old centerline of Goodman Road (Hwy. 302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-Of-Way Plat, Federal Aid Project Number 19- 0021-01-018-10; thence N21°36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest corner of Lot 1 of Wedgewood Commons (Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies); thence with said east right-of-way line of Pleasant Hill Road, N00°07'23" E a distance of 215.12 feet to a set 1/2" rebar (with I.D". Cap stamped 'Reaves Firm' and typical of all rebar referred to herein as set) at the northwest comer of said Lot 1 of Wedge wood Commons and being the Point of Beginning; thence with the said east right-of-way line of said Pleasant Hill Road, N00°07'23" E a distance of 44.71 feet to a point; thence N09°57'34" W a distance of 117.62 feet to a found right-of-way monument; thence continuing N09°57'34" W a distance of 229.47 feet to a set 1/2" rebar; thence with a non-tangent curve to the right, having a radius of 490.00 feet and an arc length of 27.07 feet (chord N02°18'22" W - 27.07 feet) to a point of tangency; thence N00°43'24" W a distance of 411.25 feet to a set 1/2" rebar in the south line of the GPHI, LLC property (Book 471, Page 711); thence with said south line of the GPHI, LLC property, N89°38'26" E a distance of 616.04 feet to a set 1/2" rebar at the northwest comer of Lot 5 of Wedgewood Commons (Plat Book 104, Page 45); thence with the west line of said Lot 5, S00°21'34" E a distance of 59.70 feet to a set 1/2" rebar; thence S40°42'01" E a distance of 126.S9 feet to a set 1/2" rebar; thence S00°00'00" E a distance of 44.37 feet to a set 1/2" rebar; thence S90°00'00'' E a distance of 12.83 feet to a set 1/2" rebar; thence S00°00'00" E a distance of 294.59 feet to a set 1/2" rebar; thence N90°00'00'' W a distance of 191.25 feet to a set 1/2" rebar; thence S00°00'00" E a distance of 312.54 feet to a set 1/2" rebar; thence S90°00'00'' E a distance of 200.96 feet to a set 1/2" rebar; thence S00°23'09" E a distance of 347.79 feet to a set 1/2" rebar in the north right-of- way line of said Goodman Road; thence with said north right-of-way line of Goodman Road, N80°39'05" W a distance of 10.98 feet to a found right-of-way monument; thence N86°01'19" W a distance of 305.38 feet to a found right-of-way monument; thence N89°57'21" W a distance of 102.65 feet to a set 1/2" rebar at the southeast corner of said Lot 1 of Wedgewood Commons; thence with the east line of said Lot 1, N00°04'06" E a distance of 77.09 feet to a set 1/2" rebar at the southwest corner of Lot 2 of Wedgewood Commons (Plat Book 97, Page 24); thence with the south line of said Lot 2, N89°36'50" E a distance of 399.86 feet to a set 1/2" rebar at the southwest corner of said Lot 2; thence with the east line of said Lot 2, N00°23'09" W a distance of 193.37 feet to a set 1/2" rebar; thence N45°23'09" W a distance of 48.89 feet to a set 1/2" rebar; thence with the north line of said Lot 2, S89°36'51 "W a distance of 603.53 feet to the Point of Beginning.

PARCEL 4, Lot 6:

Being located in the Southwest Quarter of Section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being a portion of Parcel "C" of the Lot 6 SCD #1, LLC property as recorded in Book 564, Page 496 at the Chancery Clerk's Office of said county and being more particularly described as follows:

EXHIBIT A

Commencing at the southwest comer of Section 25, Township 1 South, Range 7 West, said point being the intersection of the old centerline of Goodman Road (Hwy. #302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-of-Way Plat, Federal Aid Project Number 19-0021-01-018-10; thence N21°36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest corner of Lot 1 of Wedge wood Commons (Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies), thence S63°14'15" E a distance of 196.00 feet to a point in the north right-of-way line of Goodman Road (Hwy #302) (public R.O.W. varies); thence with said north right-of-way line S89°57'21" E a distance of 167.79 feet to a found rightof-way monument; thence S86°01'19" E a distance of 305.38 feet to a found right-of-way monument, thence S80°39'05" E a distance of 189.01 feet to a found right-of-way monument, thence S85°26'59" E a distance of 249.13 feet to a point at the southeast corner of Lot 5 of Wedgewood Commons (Plat Book 104, Page 45) for the POINT OF BEGINNING: thence N00°00'00" W a distance of 378.39 feet to a point; thence S90°00'00" E a distance of 27.94 feet of a point; thence N00°00'00" W a distance of 828.98 feet to a point in the south line of the Pleasant Hill Holdings, LLC property (Book 592, Page 16); thence with the south line of the Pleasant Hill Holdings, LLC property, N89°38'26" E a distance of 71.03 feet to a found steel fencepost at the northwest comer of Lot 12 of South branch Subdivision (PB. 26, PG. 37); thence with the west line of said Lot 12 and the west lines of Lots 11, 10, and 9 of said Southbranch Subdivision, S01 °03'07" E a distance of 847.18 feet to a point at the southwest corner of Lot 8 of said Southbranch Subdivision; thence with the south line of said Lot 8 of said Southbranch Subdivision, S89°36'02" E a distance of 284.35 feet to a found iron pin; thence S00°00'00" W a distance of 389.64 feet to a point in the north right-of-way line of said Goodman Road; thence N85°10'14" W along said north line a distance of 151.11 feet to a found right-of-way monument; thence N86°10'41" W a distance of 128.33 feet to a point; thence N85°26'59" W a distance of 120.64 feet to the POINT OF BEGINNING.

PARCEL 5: Easement

TOGETHER WITH A RECIPROCAL EASEMENT FOR ACCESS, INGRESS AND EGRESS of record in Operation and Easement Agreement by and between Target Corporation and SCD#I, LLC, recorded in Book 565, Page 141, in the Office of the Chancery Court Clerk, DeSoto County, Mississippi.

FOR INFORMATIONAL PURPOSES ONLY: The tax parcel number is 1077 25000 00002.00

EXHIBIT A

EXHIBIT B

Specific Exceptions to Representations and Warranties

None.

EXHIBIT B